Exhibit 23.1.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-109127, 333-111242, 333-129339, and 333-136612) and on Form S-8 (No. 333-148448, 333-136613, 333-115967, 333-64818, 333-88716, 333-06003, 333-39342, and 333-43164) of ISCO International, Inc. of our report dated November 30, 2007 relating to the financial statements of Clarity Communication Systems, Inc., which appears in the Current Report on Form 8-K of ISCO International, Inc. dated January 9, 2008.

/s/ Grant Thornton LLP
Chicago, Illinois
January 9, 2008